UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 19, 2010

ICONIX BRAND GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-10593	11-2481903
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

1450 Broadway, New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code     (212) 730-0030

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders

At Iconix Brand Group, Inc.’s (the “Company”) Annual Meeting of Stockholders held on August 19, 2010 the Company’s stockholders entitled to vote at the meeting voted to: (i) elect the seven individuals named below to serve as directors of the Company to hold office until the Company’s Annual Meeting of Stockholders to be held in 2011 and until their successors have been duly elected and qualified, and (ii) ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

(i)	The votes cast by stockholders with respect to the election of directors were as follows:

Director	Votes Cast “For”	Votes Withheld	Broker Non-Votes

Neil Cole	57,982,721	1,244,123	6,484,838
Barry Emanuel	57,990,012	1,236,832	6,484,838
Steven Mendelow	58,053,633	1,173,211	6,484,838
Drew Cohen	52,634,659	6,592,185	6,484,838
F. Peter Cuneo	58,220,355	1,006,489	6,484,838
Mark Friedman	58,216,702	1,010,142	6,484,838
James A. Marcum	58,614,523	612,321	6,484,838

(ii)
The votes cast by stockholders with respect to the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 were as follows:

65,287,504 shares were voted “For” the proposal, 389,403 shares voted “Against” the proposal and there were 34,775 “Abstentions”.  There were no broker non-votes with respect to this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICONIX BRAND GROUP, INC. (Registrant)

By:	/s/ Warren Clamen
Name: Warren Clamen
Title: Executive Vice President and Chief Financial Officer

Date: August 23, 2010